Exhibit 5.1


                  [PROSKAUER ROSE GOETZ & MENDELSOHN LLP]







                                        June  , 1996


Henry Schein, Inc.
135 Duryea Road
Melville, New York 11747

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

          You have requested our opinion in connection with the registration statement on Form S-1 filed on the date hereof (the "Registration Statement"), under which Henry Schein, Inc. (the "Company") will offer 3,735,500 shares (including 847,500 shares subject to over-allotment in favor of the underwriters) (the "Primary Shares") of its Common Stock, par value of $.01 per share (the "Common Stock"), in a public offering, and certain stockholders (the "Selling Stockholders") of the Company will offer up to 2,777,000 shares (the "Selling Stockholder Shares") of the Common Stock in a public offering. The shares of Common Stock to be offered by the Company and such stockholders are collectively referred to herein as the "Offered Shares."

          We have reviewed the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, resolutions by the Company's Board of Directors, the Registration Statement and the other exhibits thereto, including the form of Underwriting Agreement (the "Underwriting Agreement") relating to the Offered Shares filed as Exhibit 1.1 to the Registration Statement, and have examined such corporate documents and records and other certificates, and have made such investigations of law as we deemed necessary in order to render the opinion hereinafter set forth.

          Based upon and subject to the foregoing, upon the filing of the aforesaid Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware, the Selling Stockholder Shares, and when issued in accordance with the terms of the Underwriting Agreement the Primary Shares, will be duly authorized, legally issued and fully paid and nonassessable.



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Henry Schein, Inc.
June __, 1996
Page 2


          We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                         Very truly yours,

                         PROSKAUER ROSE GOETZ & MENDELSOHN LLP